Exhibit 10.18

Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) treated by the Registrant as private or confidential.

The Registrant undertakes to furnish a copy of all omitted information, schedules, and exhibits to the U.S. Securities and Exchange Commission upon its request.

AMENDMENT ONE TO

FOUNDRY PRODUCTION AGREEMENT

THIS AMENDMENT ONE (“Amendment”) to the Foundry Production Agreement is entered into November 24, 2015 (the “Effective Date”) by and between Sony Electronics Inc. acting through its Component Solutions Business Division (“Sony”) having a place of business at 1730 N. First Street, San Jose, CA 95112 and Knowles IPC (M) SDN BHD, having a place of business at No. 17 Jalan Batu Maung, Dis3plex Free Commercial Zone, Airfreight Forwarder Warehousing Cargo Complex, 11960 Penang, Malaysia, and Knowles Corporation having a place of business at 1151 Maplewood Drive, Itasca, IL 60143, on behalf of themselves and their Affiliate(s), as such term is defined in Section 1.2 of the Agreement (collectively the “Customer”).

WHEREAS, Knowles Electronics, LLC and [***] previously entered into a Foundry Production Agreement dated October 1, 2003 which was subsequently amended by Amendment One effective July 1, 2004, and Amendment Two effective January 1, 2006 (collectively, the “First Prior Agreement”). Subsequently, Knowles IPC (M) SDN BHD and [***] entered into a Foundry Production Agreement dated January 1, 2007 (the “Second Prior Agreement”), followed by the current Foundry Production Agreement entered into between [***] Knowles IPC (M) SDN BHD and Knowles Corporation effective January 1, 2012 (the “Agreement”);

WHEREAS, Customer and Sony desire to amend the Agreement and extend the term;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.
All capitalized terms not otherwise defined shall have the same meaning as in Agreement.
2.
Section 10.1 is modified by the deletion of the first sentence and replacement with the following:

“This Agreement shall remain in effect from the Effective Date through December 31, 2018, and automatically renews for one‑year periods thereafter, unless terminated sooner pursuant to this Article 10.”

3.
Section 16.1, Notices, is amended by the deletion of the Sony notice contact information and replacement with the following:

TO SONY:	Sony Electronics Inc.
Attn: Law Dept., M/S 2S
1730 North First Street
San Jose, California 95112

with a copy to:

Sony Electronics Inc.
Attn: General Counsel
16535 Via Esprillo, M/Z 7300
San Diego, CA 92127

4.
The parties may sign and deliver this Amendment by facsimile or electronic (i.e., pdf) transmission. Each party acknowledges that the delivery hereof by facsimile or electronic transmission will have the same force and effect as delivery of original signatures
5.
Aside from the foregoing, all other terms and conditions of the Agreement shall remain in full force and effect. In the event of a discrepancy between the Agreement and this Amendment, the terms of this Amendment will control.

IN WITNESS WHEREOF, in order to bind the parties to this Amendment, their duly authorized representatives have signed below.

Sony Electronics Inc.		Knowles IPC (M) SDN BHD
acting through its Component Solutions
Business Division

By:	/s/ Hajime Ochi	By:	/s/ James F. Wynn

Print Name:	HAJIME OCHI	Print Name:	James Wynn

Title:	PRESIDENT, CSBD	Title:	Director

Date:		Date:	December 8, 2015